AMENDMENT TO THE
ETF SERIES SOLUTIONS CUSTODY AGREEMENT

THIS AMENDMENT to the Custody Agreement dated as of May 16, 2012, as amended (the “Agreement”), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”), and is effective as of the last signature on the signature block.

RECITALS

WHEREAS, the parties to the Agreement desire to amend the Agreement to add the AAM Low Duration Preferred & Income Securities ETF in the manner set forth herein; and

WHEREAS, the parties to the Agreement desire to amend the fee schedule in Exhibit V; and

NOW, THEREFORE, the parties hereby amend the Agreement as follows:

Exhibit V is hereby superseded and replaced with Exhibit V attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

ETF SERIES SOLUTIONS                U.S. BANK N.A.

By: /s/ Michael D. Barolsky            By: /s/ Anita M. Zagrodnik

Name: Michael D. Barolsky                Name: Anita M. Zagrodnik

Title: Vice President and Secretary                Title: Sr VP

Date: 11/5/19            Date: 11/5/19

AAM

Exhibit V to the ETF Series Solutions Custody Agreement

AAM S&P 500 Sector High Dividend ETF
AAM S&P Emerging Markets Sector High Dividend ETF
AAM S&P Developed Markets High Dividend Value ETF
AAM Low Duration Preferred & Securities Income ETF

Base Fee for Domestic Custody Services at November 2019
The following reflects the greater of the basis point fee or annual minimum1 where Advisers Asset Management name acts as Adviser to the fund in the ETF Series Solutions (ESS) ETF Trust.

Annual Minimum per Fund2            Basis Points on Trust AUM2
Funds 1-5    $[ ]            First $1b        [ ] bp
Funds 6+        $[ ]            Balance        [ ] bp

1Each fund, regardless of asset size, will have fees allocated to it equal to the per fund minimum. Should the complex level basis point fee calculation exceed the complex level minimum fee level calculation, the fees in excess of the minimum will be allocated to each fund based on the percent on AUM.
Once a Fund is operational, should “The Advisor” terminate this service agreement with U.S. Bank prior to the end of the initial two-year period, “The Advisor” will be responsible for the balance of the minimum fees for the remainder of the service agreement’s 12-month period beginning with the Fund’s launch or any anniversary of launch. To avoid doubt, if “The Advisor” launched a Fund on March 1, 2018 and terminated the relationship on June 30, 2020, “The Advisor” would owe would owe U.S. Bank up to [ ]% of $[ ] ($[ ] admin/acct/ta + $[ ] Custody + $[ ] Distributor)

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 Subject to annual CPI increase – All Urban Consumers – U.S. City Average.
Fees are calculated pro rata and billed monthly

AAM

Exhibit V (continued) to the ETF Series Solutions Custody Agreement

Domestic Custody Services in addition to the Base Fee
Portfolio Transaction Fees2

▪	$[ ] – Book entry DTC transaction, Federal Reserve transaction, principal paydown

▪	$[ ] – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction

▪	$[ ] – Option/SWAPS/future contract written, exercised or expired

▪	$[ ] – Mutual fund trade, Margin Variation Wire and outbound Fed wire

▪	$[ ] – Physical security transaction

▪	$[ ] – Check disbursement (waived if U.S. Bank is Administrator)

A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
Securities Lending and Money Market Deposit Account (MMDA)

▪	Coordinated by U.S. Bank per Board of Trustee approval – Negotiable

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services

▪	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.

▪	$[ ] per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)

▪	Class Action Services – $[ ] filing fee per class action per account, plus [ ]% of gross proceeds, up to a maximum per recovery not to exceed $[ ].

▪	No charge for the initial conversion free receipt.

▪	Overdrafts – charged to the account at prime interest rate plus [ ]%, unless a line of credit is in place

Fees are calculated pro rata and billed monthly

Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

2 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

AAM

Exhibit V (continued) to the ETF Series Solutions Custody Agreement

Additional Global Sub-Custodial Services Annual Fee Schedule
Base Fee
A monthly base fee per fund will apply based on the number of foreign securities held. If no global assets are held within a given month, the monthly base charge will not apply for that month.

▪	foreign securities – $[ ]

▪
Euroclear – Eurobonds only. Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge. In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.
Plus:
Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)

▪	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Tax Reclamation Services
Miscellaneous Expenses

▪	Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $[ ] per claim.

▪
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees, local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses. Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Fees are calculated pro rata and billed monthly

2“Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process. Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.”

AAM

Additional Global Sub-Custodial Services Annual Fee Schedule

Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All	____	$____	Lebanon	All	____	$____
Australia	All	____	$____	Lithuania	All	____	$____
Austria	All	____	$____	Luxembourg	All	____	$____
Bahrain	All	____	$____	Malaysia	All	____	$____
Bangladesh	All	____	$____	Mali	All	____	$____
Belgium	All	____	$____	Malta	All	____	$____
Benin	All	____	$____	Mauritius	All	____	$____
Bermuda	All	____	$____	Mexico	All	____	$____
Botswana	All	____	$____	Morocco	All	____	$____
Brazil	All	____	$____	Namibia	All	____	$____
Bulgaria	All	____	$____	Netherlands	All	____	$____
Burkina Faso	All	____	$____	New Zealand	All	____	$____
Canada	All	____	$____	Niger	All	____	$____
Cayman Islands*	All	____	$____	Nigeria	All	____	$____
Channel Islands*	All	____	$____	Norway	All	____	$____
Chile	All	____	$____	Oman	All	____	$____
China	All	____	$____	Pakistan	All	____	$____
Columbia	All	____	$____	Peru	All	____	$____
Costa Rica	All	____	$____	Phillipines	All	____	$____
Croatia	All	____	$____	Poland	All	____	$____
Cyprus	All	____	$____	Portugal	All	____	$____
Czech Republic	All	____	$____	Qatar	All	____	$____
Denmark	All	____	$____	Romania	All	____	$____
Ecuador	All	____	$____	Russia	Equities	____	$____
Egypt	All	____	$____	Senegal	All	____	$____
Estonia	All	____	$____	Singapore	All	____	$____
Euromarkets**	All	____	$____	Slovak Republic	All	____	$____
Finland	All	____	$____	Slovenia	All	____	$____
France	All	____	$____	South Africa	All	____	$____
Germany	All	____	$____	South Korea	All	____	$____
Ghana	All	____	$____	Spain	All	____	$____
Greece	All	____	$____	Sri Lanka	All	____	$____
Guinea Bissau	All	____	$____	Swaziland	All	____	$____
Hong Kong	All	____	$____	Sweden	All	____	$____
Hungary	All	____	$____	Switzerland	All	____	$____
Iceland	All	____	$____	Taiwan	All	____	$____
India	All	____	$____	Thailand	All	____	$____
Indonesia	All	____	$____	Togo	All	____	$____
Ireland	All	____	$____	Tunisia	All	____	$____
Israel	All	____	$____	Turkey	All	____	$____
Italy	All	____	$____	UAE	All	____	$____
Ivory Coast	All	____	$____	United Kingdom	All	____	$____
Japan	All	____	$____	Ukraine	All	____	$____
Jordan	All	____	$____	Uruguay	All	____	$____
Kazakhstan	All	____	$____	Venezuela	All	____	$____
Kenya	All	____	$____	Vietnam	All	____	$____
Kuwait	All	____	$____	Zambia	All	____	$____
Latvia	Equities	____	$____	Zimbabwe	All	________	$____

AAM

Advisor’s Signature below acknowledges approval of the schedules on this Exhibit V.

Advisors Asset Management, Inc

By: /s/ Lance M. McGray

Printed Name: Lance M. McGray

Title: Head of ETF Product            Date: 11/1/19

AAM